Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-256950 on Form S-1 of our report dated March 5, 2021 (July 13, 2021 as to effects of the forward stock split discussed in Note 11 and February 2, 2022 as to the effects of the reverse stock split discussed in Note 11) relating to the financial statements of Ocean Biomedical, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 4, 2022